UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34856	36-4673192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

Warrant Purchase Agreement with David R. Weinreb

On June 16, 2017, The Howard Hughes Corporation (the “Company”) granted a warrant to David R. Weinreb, Chief Executive Officer of the Company (the “New Weinreb Warrant”) pursuant to a warrant purchase agreement by and between the Company and Mr. Weinreb (the “New Weinreb Warrant Agreement”), exercisable to acquire 1,965,409 shares of Company common stock, par value $0.01 per share (“Company Common Stock”) (including any additional shares of Company Common Stock issuable as a result of the anti-dilution provisions of the New Weinreb Warrant, the “New Weinreb Warrant Shares”). The New Weinreb Warrant was granted to Mr. Weinreb in exchange for a fair market value purchase price of $50.0 million (the “Purchase Price”).  The Purchase Price of the New Weinreb Warrant and the number of the New Weinreb Warrant Shares was determined by the Company’s Board of Directors (the “Board”) based upon the advice of Houlihan Lokey, an independent third party valuation adviser.  The exercise price of the New Weinreb Warrant Shares is $124.64, which was the closing trading price of the Company’s common shares on the New York Stock Exchange on June 15, 2017.

The New Weinreb Warrant was fully vested on the date of grant by the Company and will become exercisable on June 15, 2022, except in the event of a change in control (as described below), termination of the executive without cause (as described below), or the separation of the executive from the Company for good reason (as described below), and such right to exercise the New Weinreb Warrant will expire on June 15, 2023. The New Weinreb Warrant (x) is subject to anti-dilution adjustments in connection with stock splits, tender offers and certain other events (as described below), and (y) provides for a right for Mr. Weinreb to choose to require that the New Weinreb Warrant be assumed by a successor entity or that he receive the same consideration as stockholders upon certain change in control events.  Mr. Weinreb is required to pay the Purchase Price within 75 days of the grant date of the New Weinreb Warrant.

The grant of the New Weinreb Warrant was made by the Company in connection with Mr. Weinreb’s exercise in full of the Existing Weinreb Warrant (as defined below) in which the Company issued 1,614,803 shares of Company Common Stock to Mr. Weinreb (adjusted from 2,367,985 shares underlying the Existing Weinreb Warrant pursuant to a net settlement of shares by Mr. Weinreb with the Company).  As previously disclosed, in November 2010, and in connection with the commencement of Mr. Weinreb’s employment, Mr. Weinreb purchased a warrant to acquire 2,367,985 shares of Company Common Stock (the “Existing Weinreb Warrant”) for a then fair market value purchase price of $15.0 million. The Existing Weinreb Warrant had an exercise price of $42.23 per share, became exercisable on November 22, 2016 and was to expire on November 21, 2017.

Consequences of a Change in Control and Certain Termination Events

Immediately prior to the effective date of a change in control or upon the date of a termination of employment by the Company without cause or for good reason, the New Weinreb Warrant will be immediately exercisable and transferable. In the event of a change in control, Mr. Weinreb will select whether to exercise the New Weinreb Warrant or whether it will be assumed by the successor entity.

Anti-Dilution Adjustments

The New Weinreb Warrant is subject to customary anti-dilution adjustments with respect to certain recapitalization and change in control transactions, stock splits and reverse stock splits, dividends, distributions and any other change to Company Common Stock by reason of any exchange of shares or other change affecting the outstanding Company Common Stock as a class, without the Company’s receipt of consideration. If the anti-dilution adjustment provisions in the New Weinreb Warrant are triggered, the number of additional New Weinreb Warrant Shares that would be issuable upon the exercise of the New Weinreb Warrant may increase (or decrease in the case of a reverse stock split) and the exercise price per New Weinreb Warrant Shares may decrease (or increase in the case of a reverse stock split). The New Weinreb Warrant does not provide for a maximum number of New Weinreb Warrant Shares or minimum exercise price per New Weinreb Warrant Shares in the event the anti-dilution adjustment provisions of the New Weinreb Warrant is triggered.

The issuance of the New Weinreb Warrant is, and upon exercise of the New Weinreb Warrant, the issuance and sale of the shares of Company Common Stock issuable upon such exercise will be, exempt from registration in reliance upon an exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended. The New Weinreb Warrant Agreement also requires the Company to file a registration statement to register the New Weinreb Warrant Shares.

The foregoing summary of the New Weinreb Warrant Agreement is qualified in its entirety by reference to the full text of the respective New Weinreb Warrant Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 3.02              Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 above, which disclosure regarding the New Weinreb Warrant and New Weinreb Warrant Agreement is incorporated by reference into this Item 3.02, on June 16, 2017, the Company entered into the New Weinreb Warrant Agreement with Mr. Weinreb.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described in Item 1.01 above, which disclosure regarding the New Weinreb Warrant and New Weinreb Warrant Agreement is incorporated by reference into this Item 5.02, on June 16, 2017, the Company entered into the New Warrant Agreement with Mr. Weinreb.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Warrant Agreement, dated June 16, 2017, between The Howard Hughes Corporation and David R. Weinreb

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

	By:	/s/ Peter F. Riley
Name: Peter F. Riley
Title: Senior Vice President, Secretary and
General Counsel

Date: June 20, 2017